Exhibit 99.1

PEOPLE’S UTAH BANCORP REPORTS FOURTH QUARTER AND YEAR-END 2017 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND PAYMENT

Fourth Quarter Highlights

▪	Completed acquisition, conversion, and integration of seven Utah branches from Banner Bank
▪	Completed merger, conversion, and integration of Town & Country Bank
▪	Recorded $4.8 million in non-recurring acquisition related costs for both transactions in 2017
▪	Recorded one-time additional income tax expense of $4.7 million related to the write-down of deferred income tax assets due to reduction in the Federal corporate income tax rate
▪	Total deposits grew $390 million, or 27.3%, to $1.81 billion year-over-year
▪	Loans held for investment grew $508 million, or 45.3%, to $1.61 billion year-over-year
▪	Net interest margin widened 15 bps to 4.76% year-over-year

AMERICAN FORK, UTAH, January 24, 2018 – People’s Utah Bancorp (the “Company”or “PUB”) (Nasdaq: PUB) reported net income of $0.6 million for the fourth quarter of 2017 compared with $6.2 million for the third quarter of 2017, and $6.5 million for the fourth quarter of 2016.  Diluted earnings per common share were $0.03 for the fourth quarter of 2017 compared with $0.34 for the third quarter of 2017, and $0.36 for the fourth quarter of 2016.  For the twelve months ended December 31, 2017 net income was $19.8 million, or $1.08 per diluted common share, compared with $23.6 million, or $1.30 per diluted common share, for the twelve months ended December 31, 2016.

Net income for the fourth quarter of 2017 was impacted by two large, non-recurring items.  On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act, which amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses. For businesses, the Act reduces the federal corporate tax rate from a maximum of 35% to a flat rate of 21%. The rate reduction is effective January 1, 2018.  The Company anticipates an effective tax rate, including state income taxes, of 25% for 2018 compared with an effective tax rate of 32%(NG) for 2017 and 36% for 2016.

(NG) Details on Non-GAAP financial information are on last two tables of this press release.

Consequently, the lower corporate income tax rate reduces the future net tax benefits of timing differences between book and taxable income recorded by the Company as net deferred income tax assets.  As a result, the Company re-measured its net deferred income tax assets at the end of December and recorded a one-time additional income tax expense of $4.7 million related to the write-down of deferred income tax assets for tax benefits that the Company does not expect to realize.  In addition, the Company recorded $4.8 million in non-recurring costs associated with the acquisition of both the Utah Banner Bank branches and the merger of Town & Country Bank in 2017.

The Company has excluded the loss on investment securities sold to raise liquidity to fund the purchase of net assets from the acquisition of the Utah branches of Banner Bank recorded in the third quarter; costs related to the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank; and higher income tax expense related to the one-time write-down of its deferred income tax assets to derive non-GAAP financial information related to the Company’s core operations.  The Company believes this non-GAAP(NG) financial information is useful in understanding the Company’s core financial performance.

Net income from core operations was $8.1 million, or $0.43 per diluted common share, for the fourth quarter of 2017 compared with $6.9 million, or $0.37 per diluted common share, for the third quarter of 2017 and $6.5 million, or $0.36 per diluted common share, for the fourth quarter of 2016(NG).  For the twelve months ended December 31, 2017, net income from core operations was $28.1 million, or $1.53 per diluted common share, compared with $23.6 million, or $1.30 per diluted common share, for the twelve months ended 2016(NG).

Return on average assets for the fourth quarter of 2017 was 0.12% compared with 1.42% for the third quarter of 2017, and 1.56% for the fourth quarter of 2016.  Return on average assets from core operations for the fourth quarter 2017 was 1.58% compared with 1.57% for the third quarter of 2017, and 1.56% for the fourth quarter of 2016(NG).  Return on average assets for all of 2017 was 1.11% compared with 1.48% for all of 2016.  Return on average assets from core operations for all of 2017 was 1.57% compared with 1.48% for all of 2016(NG).

Return on average equity for the fourth quarter of 2017 was 0.92% compared with 10.14% for the third quarter of 2017, and 11.42% for the fourth quarter of 2016.  Return on average equity from core operations for the fourth quarter 2017 was 12.59% compared with 11.21% for the third quarter of 2017, and 11.42% for the fourth quarter of 2016(NG).  Return on average equity for all of 2017 was 8.18% compared with 10.68% for all of 2016.  Return on average equity from core operations for all of 2017 was 11.60% compared with 10.68% for all of 2016(NG).

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

The Company successfully completed the acquisition of $257 million in loans and seven Utah branch locations with $160 million in low-cost deposits from Banner Bank on October 6, 2017.  The Company paid a deposit premium of $13.8 million based on average deposits at closing.  The Company has successfully completed the conversion of these branches into its core banking platform and integrated personnel into the Company’s operations.

The seven branches acquired are located in Salt Lake City, Provo, South Jordan, Woods Cross, Orem, Salem, and Springville, Utah.  The Woods Cross and Orem branches have been successfully consolidated into the existing Bank of American Fork Bountiful and Orem branches, respectively.  The Company is operating the remaining branches under the name of Bank of American Fork, a division of the People’s Intermountain Bank.

The Company also successfully completed the merger of Town & Country Bank located in St. George, Utah on November 13, 2017, including the acquisition of $117 million in loans and assumption of $123 million in deposits.  The Company successfully completed the conversion of this branch into its core banking platform on December 8, 2017, consolidated its existing branch and the Town & Country Branch in St. George into one branch, and integrated personnel into the Company’s operations.  The Company exchanged Town & Country Bank shares for 466,680 PUB common shares and paid cash of $11.6 million of which $2.0 million is being held in escrow to cover potential loss indemnifications.  The Company will operate this branch under the name People’s Town & Country Bank.

The Board of Directors declared a quarterly dividend of $0.09 per common share. The dividend will be payable on February 12, 2018 to shareholders of record on February 5, 2018. The dividend payout ratio for earnings for the quarter ended December 31, 2017 was 281.0%.  This continues the over 50-year trend of paying dividends by the Company.

“We’re pleased to have successfully completed the acquisition, conversion, and integration of both the Utah branch locations from Banner Bank and Town & Country Bank.  These two transactions expand our footprint to a total of 25 branches located throughout Utah and southern Idaho,” said Len Williams, President and Chief Executive Officer.  “These two transactions provide our existing customers with added convenience and service with new branch locations, and give our new customers the opportunity to enjoy outstanding personalized service and the commitment of an over 100 year old, Utah-based community bank.  These transactions have allowed us to further deploy our solid capital base and to strategically grow our Company along the I-15 corridor of the Intermountain Region.  As a result of strong organic growth and these two transactions, our total assets have grown to $2.1 billion at the end of 2017, and we expect both transactions will be immediately accretive to earnings, after acquisition-related costs.”

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

Net Interest Income and Margin

Net interest income grew 30.6%, or $5.6 million, to $23.9 million for the fourth quarter of 2017 compared with $18.3 million for the fourth quarter of 2016.  The increase is primarily the result of average interest earning assets growing 20.7%, or $329 million, and yields on interest earning assets increasing 41 basis points for the same comparable periods to 5.17% for the fourth quarter of 2017. Net interest margin for the fourth quarter of 2017 widened 36 basis points to 4.95% compared with 4.59% for the same period a year earlier.

For the year ended 2017, net interest income grew 15.4%, or $10.8 million, to $80.6 million compared with $69.9 million for all of 2016.  The increase is primarily the result of average earning assets growing 11.8%, or $179 million, and yields on interest earning assets increasing 9 basis points for the same comparable periods to 4.95% for all of 2017. This contributed to higher net interest margin of 4.76% for the year ended 2017 compared with 4.61% for all of 2016.

Provision for Loan Losses

Provision for loan losses was $0.8 million for the fourth quarter of 2017 compared with $0.2 million for the fourth quarter of 2016, due primarily to growth in loans held for investment and net charge-offs.  The Company incurred net charge-offs of $0.1 million in the fourth quarter of 2017 compared with net recoveries of $0.4 million in the fourth quarter of 2016.

For the year ended 2017, provision for loan losses was $2.8 million compared with $0.9 million for all of 2016, due primarily to growth in loans held for investment and net charge-offs.  The Company incurred net charge-offs of $1.2 million for the year ended 2017 compared with net recoveries of $0.3 million for all of 2016.

Noninterest Income

Noninterest income was $4.5 million for the fourth quarter of 2017 compared with $4.2 million the same period a year ago.   The increase was primarily due to an increase in card processing fees and service charges on deposit accounts, offset by lower mortgage banking income.

For the year ended 2017, noninterest income was $16.6 million compared with $16.8 million for all of 2016.  The decrease was the result of lower mortgage banking income and $0.5 million loss on sale of $80.4 million of investment securities, which were sold to raise liquidity to fund the purchase of net assets from the acquisition of the Utah branches of Banner Bank, offset by higher card processing fees and service charges on deposit accounts.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

Noninterest Expense

Noninterest expense was $19.7 million for the fourth quarter of 2017 compared with $12.4 million for the fourth quarter of 2016.  The fourth quarter of 2017 included $4.1 million in non-recurring costs associated with the acquisition of the Utah branches of Banner Bank and merger of Town & Country Bank.  In addition, noninterest expense for the fourth quarter of 2017 increased as a result of $1.9 million of higher salaries and employee benefits primarily from the addition of employees retained from the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank, and $0.3 million of higher occupancy, equipment and depreciation costs associated with the net increase of five branches from these transactions.

For the year ended 2017, noninterest expense was $58.1 million compared with $48.9 million for all of 2016.  The increase was primarily due to $4.8 million in non-recurring costs associated with the acquisition of the Utah branches of Banner Bank and merger of Town & Country Bank.  In addition, noninterest expense for all of 2017 increased as a result of $3.0 million in higher salaries and employee benefits due to salary increases to existing employees, new employees hired to support the Company’s balance sheet growth, and the addition of employees retained from the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank, and $0.5 million of higher occupancy, equipment and depreciation costs associated with the net increase of five branches from these transactions.

The Company’s efficiency ratio was 69.10% for the fourth quarter of 2017 compared with 55.15% for the fourth quarter of 2016.  The Company’s efficiency ratio from core operations was 54.61% for the fourth quarter of 2017 compared with 55.15% for the fourth quarter of 2016(NG).

For the year ended 2017, the Company’s efficiency ratio was 59.80% compared with 56.41% for all of 2016.  For the year ended 2017, the Company’s efficiency ratio from core operations was 54.60% compared with 56.41% for all of 2016(NG).

Income Tax Provision

Excluding the one-time adjustment to the Company’s deferred income tax assets related to the write-down of its deferred income tax assets for tax benefits that the company is not expected to realize, the effective tax rate for the fourth quarter of 2017 was 33.9%(NG) compared with 34.4% for the same period a year earlier.  The effective tax rate was 32.3%(NG) for all of 2017, excluding the one-time adjustment to the Company’s deferred income tax assets, compared with 36.0% for 2016.  The lower effective tax rate in 2017 compared with 2016 is primarily due to tax benefits related to tax-deductible stock compensation expense and adjustments in the expected recoverability of certain tax credits.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

Loans and Credit Quality

Loans held for investment increased $508 million, or 45.3%, to $1.6 billion at December 31, 2017 compared with $1.10 billion at December 31, 2016.  Average loans grew $174 million, or 15.9%, to $1.27 billion for the year ended December 31, 2017 compared with $1.10 billion for all of 2016.  The increase in loans held for investment was both the result of organic growth as well as loans purchased with the acquisition of the Utah branchs of Banner Bank and the merger of Town & Country Bank.

Non-performing loans decreased to $2.9 million at December 31, 2017 compared with $5.4 million at December 31, 2016.  Non-performing assets to total assets were 0.18% at December 31, 2017 compared with 0.34% at December 31, 2016.  The allowance for loan losses to loans held for investment was 1.12% at December 31, 2017 compared with 1.49% at December 31, 2016.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.

Deposits and Liabilities

Total deposits increased $390 million, or 27.3%, to $1.81 billion at December 31, 2017 compared with $1.43 billion at December 31, 2016.  The increase in total deposits was the result of both organic growth as well as the assumption of deposits from the Utah branches of Banner Bank and Town & Country Bank. Non-interest-bearing deposits were 35.3% of total deposits as of December 31, 2017 compared with 31.1% as of December 31, 2016.

Shareholders’ Equity

Shareholders’ equity increased by $28.9 million to $257 million at December 31, 2017 compared with $229 million at December 31, 2016. The increase resulted primarily from the exchange of Town & Country shares for 466,680 PUB common shares, and from net income earned during the intervening periods, net of cash dividends paid to shareholders.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

Conference Call and Webcast

Management will conduct a live conference call and webcast for investors, analysts and the public relating to the Company's results for the fourth quarter of 2017 at 11:00 a.m. Eastern time on Thursday, January 25, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6003 (international calls 412-317-6061) and the participant entry number is 2242366. Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.  To participate in the webcast, log on to:

http://services.choruscall.com/links/pub180124.html.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com, or at the same URL above until February 25, 2018. Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our expectations for our effective tax rate in 2018 and the impact to our total assets of the Town & Country Bank merger and the acquisition of the Utah branches of Banner Bank.  Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit and cash management services to individuals and businesses. The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 25 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; a leasing division, GrowthFunding Equipment Finance; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years. More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3137

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(Dollars in thousands, except share	December 31,	September 30,	December 31,	December 31,	December 31,
and per share data)	2017	2017	2016	2017	2016
Interest income
Interest and fees on loans	$23,332	$18,852	$17,453	$76,965	$66,600
Interest and dividends on investments	1,688	1,820	1,593	7,015	6,155
Total interest income	25,020	20,672	19,046	83,980	72,755
Interest expense	1,073	754	712	3,342	2,874
Net interest income	23,947	19,918	18,334	80,638	69,881
Provision for loan losses	750	900	150	2,750	900
Net interest income after provision for loan losses	23,197	19,018	18,184	77,888	68,981
Non-interest income
Service charges on deposit accounts	695	636	555	2,445	2,181
Card processing	1,377	1,247	1,155	4,956	4,451
Mortgage banking	1,911	1,686	2,209	7,536	8,478
Net loss on sale of investment securities	-	(486)	(91)	(499)	(91)
Other operating	543	491	412	2,122	1,769
Total non-interest income	4,526	3,574	4,240	16,560	16,788
Non-interest expense
Salaries and employee benefits	9,850	8,813	7,924	34,392	31,441
Occupancy, equipment and depreciation	1,458	1,164	1,131	4,827	4,296
Data processing	812	650	754	2,798	2,866
FDIC premiums	181	135	124	572	631
Card processing	578	543	530	2,166	2,178
Marketing and advertising	427	343	284	1,381	1,044
Acquisition-related costs	4,124	484	-	4,784	-
Other	2,244	1,525	1,702	7,205	6,430
Total non-interest expense	19,674	13,657	12,449	58,125	48,886
Income before income tax expense	8,049	8,935	9,975	36,323	36,883
Income tax expense	7,456	2,697	3,433	16,477	13,273
Net income	$593	$6,238	$6,542	$19,846	$23,610

Earnings per common share:
Basic	$0.03	$0.35	$0.37	$1.10	$1.33
Diluted	$0.03	$0.34	$0.36	$1.08	$1.30

Weighted average common shares outstanding:
Basic	18,276,788	17,976,066	17,795,526	18,019,661	17,732,920
Diluted	18,722,132	18,396,664	18,312,822	18,447,639	18,214,924

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands, except share data)	2017	2017	2017	2016
ASSETS
Cash and due from banks	$36,235	$26,986	$28,315	$26,524
Interest bearing deposits	13,158	173,778	26,027	37,958
Federal funds sold	1,634	6,101	3,093	3,456
Total cash and cash equivalents	51,027	206,865	57,435	67,938
Investment securities:
Available for sale, at fair value	263,056	226,808	325,172	335,609
Held to maturity, at historical cost	74,654	75,808	77,394	73,512
Total investment securities	337,710	302,616	402,566	409,121
Non-marketable equity securities	3,706	1,959	1,959	1,827
Loans held for sale	10,871	10,742	7,655	20,826
Loans:
Loans held for investment	1,627,444	1,215,573	1,201,391	1,119,877
Less allowance for loan losses	(18,303)	(17,609)	(17,271)	(16,715)
Total loans held for investment, net	1,609,141	1,197,964	1,184,120	1,103,162
Premises and equipment, net	30,399	26,271	23,551	21,926
Goodwill	26,008	-	-	-
Bank-owned life insurance	23,566	20,096	19,970	19,714
Deferred income tax assets	8,827	10,234	9,845	9,799
Accrued interest receivable	7,594	6,186	5,616	5,557
Other intangibles	3,854	509	533	581
Other real estate owned	994	325	468	245
Other assets	9,832	6,369	4,657	5,285
Total assets	$2,123,529	$1,790,136	$1,718,375	$1,665,981

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$641,124	$527,236	$465,988	$443,100
Interest bearing deposits	1,173,508	1,000,945	995,064	981,974
Total deposits	1,814,632	1,528,181	1,461,052	1,425,074
Short-term borrowings	40,000	3,773	3,302	3,199
Accrued interest payable	353	259	269	305
Other liabilities	11,126	12,498	13,850	8,886
Total liabilities	1,866,111	1,544,711	1,478,473	1,437,464
Commitments and contingencies
Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	185	180	179	178
Additional paid-in capital	84,532	70,307	69,623	68,657
Retained earnings	174,432	175,462	170,840	160,692
Accumulated other comprehensive income	(1,731)	(524)	(740)	(1,010)
Total shareholders’ equity	257,418	245,425	239,902	228,517
Total liabilities and shareholders’ equity	$2,123,529	$1,790,136	$1,718,375	$1,665,981

Common shares outstanding	18,511,931	18,022,651	17,948,347	17,819,538

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands, except share data)	2017	2017	2017	2016
Selected Balance Sheet Information:
Book value per share	$13.91	$13.62	$13.37	$12.82
Tangible book value per share	$12.29	$13.59	$13.34	$12.79
Non-performing assets to total assets	0.18%	0.25%	0.47%	0.34%
Allowance for loan losses to loans held for investment	1.12%	1.45%	1.44%	1.49%
Loans held for investment to Deposits	89.68%	79.54%	82.23%	78.58%

Asset Quality Data:
Non-performing loans	$2,899	$4,141	$7,611	$5,357
Non-performing assets	3,893	4,466	8,079	5,602

Capital Ratios:
Tier 1 leverage capital (1)	11.31%	14.07%	14.15%	13.71%
Total risk-based capital (1)	14.68%	20.35%	19.81%	20.19%
Average equity to average assets	13.58%	13.99%	14.00%	13.83%
Tangible common equity to tangible assets (3)	10.87%	13.69%	13.93%	13.69%

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Selected Financial Information:
Basic earnings per share	$0.03	$0.35	$0.37	$1.10	$1.33
Diluted earnings per share	$0.03	$0.34	$0.36	$1.08	$1.30
Net interest margin (2)	4.95%	4.77%	4.59%	4.76%	4.61%
Efficiency ratio	69.10%	58.13%	55.15%	59.80%	56.41%
Non-interest income to average assets	0.88%	0.81%	1.01%	0.93%	1.05%
Non-interest expense to average assets	3.83%	3.10%	2.96%	3.25%	3.06%
Return on average assets	0.12%	1.42%	1.56%	1.11%	1.48%
Return on average equity	0.92%	10.14%	11.42%	8.18%	10.68%
Net charge-offs	56	562	(384)	1,162	(258)
Annualized net charge-offs to average loans	0.01%	0.18%	-0.14%	0.09%	-0.02%

Average Balances:
Average loans	$1,543,261	$1,217,202	$1,118,039	$1,269,365	$1,095,619
Average earning assets	1,920,063	1,657,086	1,590,718	1,695,147	1,516,139
Average total assets	2,035,854	1,746,055	1,672,765	1,787,810	1,598,198
Average shareholders’ equity	255,679	244,051	227,852	242,759	221,044
(1)	Tier 1 leverage capital and Total risk-based capital as of December 31, 2017 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $29,862,000, $509,000, $533,000 and $581,000 at December 31, 2017, September 30, 2017, June 30, 2017, and December 31, 2016, respectively.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2017			December 31, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
Taxable securities (1)	$233,282	$1,118	1.90%	$307,218	$1,083	1.40%
Non-taxable securities (1) (2)	85,472	395	1.83%	88,407	408	1.84%
Loans (3) (4)	1,543,261	23,332	6.00%	1,118,039	17,453	6.21%
Total interest earning assets	1,920,063	25,020	5.17%	1,590,718	19,046	4.76%
Total average assets	2,035,854			1,672,765
Total interest bearing deposits	1,139,837	1,037	0.36%	967,918	710	0.29%
Shareholders’ equity	255,679			227,852
Net interest income		23,947			18,334
Net interest margin			4.95%			4.59%

	Year Ended
	December 31, 2017			December 31, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
Taxable securities (1)	$281,938	$4,743	1.68%	$285,903	$4,279	1.50%
Non-taxable securities (1) (2)	90,060	1,663	1.85%	89,647	1,655	1.85%
Loans (3) (4)	1,269,365	76,965	6.06%	1,095,619	66,600	6.08%
Total interest earning assets	1,695,147	83,980	4.95%	1,516,139	72,755	4.86%
Total average assets	1,787,810			1,598,198
Total interest bearing deposits	1,025,168	3,275	0.32%	926,291	2,833	0.31%
Shareholders’ equity	242,759			221,044
Net interest income		80,638			69,881
Net interest margin			4.76%			4.61%
(1)

Excludes average unrealized gains (losses) of $(1.3) million and $525,000 for the three months ended  December 31, 2017 and 2016, respectively, and ($1.1) million and $1.2 million for the year ended December 31, 2017 and 2016, respectively.

(2)

Does not include tax effect on tax-exempt investment security income of $213,000 and $222,000 for the three months ended December 31, 2017 and 2016, respectively and $896,000 and $893,000 for the year ended December 31, 2017 and 2016, respectively.

(3)

Loan interest income includes loan fees of $1.7 million and $1.6 million for the three months ended December 31, 2017 and 2016, respectively, and $6.4 million and $6.1 million for the year ended December 31, 2017 and 2016, respectively.

(4)

Excludes average non-accrual loans of $4.6 million and $5.1 million for the three months ended December 31, 2017 and 2016, respectively, and $5.6 million and $5.5 million for the year ended December 31, 2017 and 2016, respectively.

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.

(Dollars in thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue from Core Operations	2017	2017	2016	2017	2016
Net interest income (GAAP)	$23,947	$19,918	$18,334	$80,638	$69,881
Total non-interest income	4,526	3,574	4,240	16,560	16,788
Total GAAP revenues	28,473	23,492	22,574	97,198	86,669
Exclude net loss on sale of investment securities	-	486	-	499	-
Revenue from core operations (non-GAAP)	$28,473	$23,978	$22,574	$97,697	$86,669

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Non-interest Income from Core Operations	2017	2017	2016	2017	2016
Total non-interest income (GAAP)	$4,526	$3,574	$4,240	$16,560	$16,788
Exclude net loss on sale of investment securities	-	486	-	499	-
Non-interest income from core operations (non-GAAP)	$4,526	$4,060	$4,240	$17,059	$16,788

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Non-interest Expense from Core Operations	2017	2017	2016	2017	2016
Total non-interest expense (GAAP)	$19,674	$13,657	$12,449	$58,125	$48,886
Exclude acquisition-related costs	(4,124)	(484)	-	(4,784)	-
Non-interest expense from core operations (non-GAAP)	$15,550	$13,173	$12,449	$53,341	$48,886

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Net Income from Core Operations	2017	2017	2016	2017	2016
Net income (GAAP)	$593	$6,238	$6,542	$19,846	$23,610
Exclude net loss on sale of investment securities	-	486	-	499	-
Exclude acquisition-related costs	4,124	484	-	4,784	-
Exclude tax related benefit	(1,334)	(314)	-	(1,709)	-
Write down of deferred income tax assets (DTA)	4,729	-	-	4,729	-
Net income (non-GAAP)	$8,112	$6,894	$6,542	$28,149	$23,610

(NG) Details on Non-GAAP financial information are on last two pages of this press release.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.

(Dollars in thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Additional Non-GAAP Financial Information	2017	2017	2016	2017	2016

Diluted earning per share (GAAP)	$0.03	$0.34	$0.36	$1.08	$1.30
Diluted earning per share (non-GAAP)	$0.43	$0.37	$0.36	$1.53	$1.30

Efficiency ratio (GAAP)	69.10%	58.13%	55.15%	59.80%	56.41%
Efficiency ratio (non-GAAP)	54.61%	54.94%	55.15%	54.60%	56.41%

Non-interest income to average assets (GAAP)	0.88%	0.81%	1.01%	0.93%	1.05%
Non-interest income to average assets (non-GAAP)	0.88%	0.92%	1.01%	0.95%	1.05%

Non-interest expense to average assets (GAAP)	3.83%	3.10%	2.96%	3.25%	3.06%
Non-interest expense to average assets (non-GAAP)	3.03%	2.99%	2.96%	2.98%	3.06%

Return on average assets (GAAP)	0.12%	1.42%	1.56%	1.11%	1.48%
Return on average assets (non-GAAP)	1.58%	1.57%	1.56%	1.57%	1.48%

Return on average equity (GAAP)	0.92%	10.14%	11.42%	8.18%	10.68%
Return on average equity (non-GAAP)	12.59%	11.21%	11.42%	11.60%	10.68%

(NG) Details on Non-GAAP financial information are on last two pages of this press release.